Exhibit 10.1

October 28, 2011

MISCOR Group, Ltd.

800 Nave Road, SE

Massillon, Ohio 44646

Attention: Michael P. Moore

Re:	Short term extension of credit facilities under Credit and Security Agreement

Dear Mr. Moore:

Reference is made to that certain Credit and Security Agreement dated as of January 14, 2008, as amended (the “Credit Agreement”) to which each of MISCOR Group, Ltd., an Indiana corporation (“MISCOR”), Magnetech Industrial Services, Inc., an Indiana corporation (“MIS”) and HK Engine Components, LLC, an Indiana limited liability company (“HK” and together with MISCOR and MIS, the “Borrowers” and each a “Borrower”), and Wells Fargo Bank, National Association (the “Lender”), acting through its Wells Fargo Business Credit operating division, are a party. Capitalized terms used herein shall have the meaning assigned to such terms in the Credit Agreement.

As you know, pursuant to the Lender’s letter dated August 29, 2011, the Lender agreed to extend the term of the credit facilities provided under the Credit Agreement on a short term basis to September 30, 2011, pursuant to the Lender’s letter dated September 29, 2011, the Lender agreed to further extend the term of the credit facilities provided under the Credit Agreement on a short term basis to October 7, 2011, and pursuant to the Lender’s letter dated October 7, 2011 (the “October Extension”), the Lender agreed to further extend the term of the Credit facilities provided under the Credit Agreement on a short term basis to October 31, 2011. In accordance with the October Extension, the Maturity Date pursuant to the Credit Agreement is October 31, 2011 and accordingly both the Revolving Note and the Term Note are scheduled to mature and be payable on such date. The parties are continuing to work through the terms of a possible extension of the credit facilities provided under the Credit Agreement, including the terms of the subordination agreements with the Borrowers’ Subordinated Creditors, but have not yet reached final agreement on those terms. Accordingly, Lender has agreed to extend the term of the credit facilities until November 18, 2011 and the term “Maturity Date” as the same is defined in the Credit Agreement is hereby amended to mean November 18, 2011.

Except as expressly set forth herein, the Credit Agreement and the other Loan Documents related thereto remain in full force and effect in accordance with their terms. The Lender’s agreements herein shall not constitute a “course of dealing” or any agreement of the part of the Lender to further extend the Maturity Date on either a short term or long term basis.

MISCOR Group, Ltd.

October 28, 2011

Please acknowledge your agreement to the terms of this letter by executing a copy of the same where indicated below and returning it to the undersigned.

Sincerely,

WELLS FARGO BANK, NATIONAL ASSOCIATION

Daniel J. Manella
Vice President

Acknowledged and agreed to

this 31 day of October, 2011

MISCOR GROUP, LTD.		MAGNETECH INDUSTRIAL SERVICES, INC.

By:	/s/ Michael P. Moore	By:	/s/ Michael P. Moore
	Michael P. Moore, Chief Executive Officer		Michael P. Moore, Chief Executive Officer

HK ENGINE COMPONENTS, LLC

By:	/s/ Michael P. Moore
Michael P. Moore, Chief Executive Officer